Exhibit 5.2

Wilson Sonsini Goodrich & Rosati Professional Corporation 1881 9th Street, Suite 110 Boulder, CO 80302 O: 303-256-5900 F: 866.974.7329

March 21, 2023

Chemomab Therapeutics Ltd.
Kiryat Atidim, Building 7
Tel Aviv, 6158002,
Israel

Re:     Registration Statement on Form S-1

Ladies and Gentlemen:

This opinion is furnished to you in connection with the Registration Statement on Form S-1, as amended (the “Registration Statement”), filed by Chemomab Therapeutics Ltd. (the “Company”) with the Securities and Exchange Commission (the “Commission”) on the date hereof in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offering and sale of up to 7,565,789 “Units”, with each Unit consisting of (A) (i) one American Depositary Share (the “ADSs”), each representing twenty (20) of the Company’s ordinary shares (the “Shares”), no par value per share, or (ii) one pre-funded warrant to purchase one ADS (the “Prefunded Warrants”), and (B) one accompanying immediately exercisable warrant to purchase one ADS (“Warrants”). The ADSs issuable upon the exercise of the of the Prefunded Warrants and Warrants are referred to as the “Warrant ADSs”, and together with the ADSs, Prefunded Warrants and Warrants as the “Securities”.

We are acting as counsel for the Company in connection with the registration of the Securities for offer and sale. As such counsel, we have made such legal and factual examinations and inquiries as we have deemed necessary or advisable for the purpose of rendering the opinions and statements set forth below. In rendering the opinions and statements expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion.

In addition, we have reviewed originals or copies of such corporate records of the Company, certificates of public officials, a certificate of an officer of the Company as to factual matters and such other documents which we consider necessary or advisable for the purpose of rendering the opinions set forth below. We have not independently established the facts stated therein.

In our examination, we have assumed the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, the authenticity of the originals of such documents and the legal competence of all signatories to such documents. We have also assumed the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have also assumed the conformity of the documents filed with the Commission via the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), except for required EDGAR formatting changes, to physical copies submitted for our examination and the absence of any evidence extrinsic to the provisions of the written agreements between the parties that the parties intended a meaning contrary to that expressed by those provisions.

On the basis of the foregoing, we are of the opinion that the Securities are duly authorized, validly issued, fully paid and nonassessable. It is understood that this opinion is to be used only in connection with the offer and resale of the Securities while the Registration Statement is in effect. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.  We express no opinion as to the laws of any other jurisdiction, other than the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

We consent to the use of this opinion as an exhibit to the Registration Statement, and we consent to the reference of our name under the caption “Legal Matters” in the prospectus forming part of the Registration Statement.

Very truly yours,

/s/ Wilson Sonsini Goodrich & Rosati

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation

AUSTIN        BEIJING        BOSTON       BOULDER   BRUSSELS        HONG KONG        LONDON        LOS ANGELES        NEW YORK        PALO ALTO
SALT LAKE CITY    SAN DIEGO        SAN FRANCISCO        SEATTLE        SHANGHAI        WASHINGTON, DC        WILMINGTON, DE